EXHIBIT 1.1

Execution Version

ENBRIDGE ENERGY PARTNERS, L.P.

$500,000,000 4.375% Notes due 2020

$500,000,000 5.875% Notes due 2025

$600,000,000 7.375% Notes due 2045

UNDERWRITING AGREEMENT

October 1, 2015

Deutsche Bank Securities Inc.

BNP Paribas Securities Corp.

Citigroup Global Markets Inc.

Morgan Stanley & Co. LLC

As Representatives of the several Underwriters named in Schedule I attached hereto

c/o Deutsche Bank Securities Inc.

60 Wall Street

New York, New York 10005

Ladies and Gentlemen:

Enbridge Energy Partners, L.P., a Delaware limited partnership (the “Partnership”), proposes, upon the terms and subject to the conditions set forth herein, to issue and sell to the several Underwriters named in Schedule I hereto (the “Underwriters”), for whom Deutsche Bank Securities Inc., BNP Paribas Securities Corp., Citigroup Global Markets Inc. and Morgan Stanley & Co. LLC are acting as representatives (collectively, the “Representatives”), $500,000,000 aggregate principal amount of its 4.375% Notes due 2020 (the “2020 Notes”), $500,000,000 aggregate principal amount of its 5.875% Notes due 2025 (the “2025 Notes”) and $600,000,000 aggregate principal amount of its 7.375% Notes due 2045 (the “2045 Notes” and, together with the 2020 Notes and the 2025 Notes, the “Notes”). The Notes are to be issued pursuant to an indenture dated as of May 27, 2003, between the Partnership and U.S. Bank National Association, successor to SunTrust Bank, as trustee (the “Trustee”), as supplemented by (i) with respect to the 2020 Notes, the Thirteenth Supplemental Indenture, (ii) with respect to the 2025 Notes, the Fourteenth Supplemental Indenture, and (iii) with respect to the 2045 Notes, the Fifteenth Supplemental Indenture, each to be dated as of the Closing Date (as defined below). References to the “Indenture” in this Agreement mean such indenture as so supplemented as to each of the 2020 Notes, the 2025 Notes and the 2045 Notes.

The Partnership wishes to confirm as follows its agreement with the Underwriters in connection with their several purchases of the Notes. The Partnership, Enbridge Energy, Limited Partnership, a Delaware limited partnership and subsidiary of the Partnership (the “Operating Partnership”), Enbridge Energy Company, Inc., a Delaware corporation (both in its capacity as general partner of the Partnership and in its individual capacity, the “General Partner”), and Enbridge Energy Management, L.L.C., a Delaware limited liability company (“Enbridge Management”), are sometimes collectively referred to herein as the “Companies.”

1.          Registration Statement and Prospectus. The Partnership has prepared and filed with the Securities and Exchange Commission (the “Commission”) not earlier than three years prior to the date hereof in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Act”), a registration statement on Form S-3 (Registration No. 333-202292) under the Act, and such registration statement has become effective under the Act. As used in this Agreement, “Applicable Time” means 5:30 p.m. (New York City time) on the date of this Agreement; “Effective Date” means any date as of which any part of such registration statement relating to the offering of the Notes became, or is deemed to have become, effective under the Act in accordance with the rules and regulations thereunder; “Issuer Free Writing Prospectus” means each “free writing prospectus” (as defined in Rule 405 under the Act), including the Final Term Sheet, prepared by or on behalf of the Partnership or used or referred to by the Partnership in connection with the offering of the Notes; “Preliminary Prospectus” means, as of the Applicable Time, the base prospectus comprising a part of the Registration Statement and the preliminary supplement to the base prospectus, subject to completion, relating to the offering of the Notes; “Pricing Disclosure Package” means, as of the Applicable Time, the Preliminary Prospectus together with each Issuer Free Writing Prospectus filed with the Commission by the Partnership on or before the Applicable Time and the pricing terms set forth on Schedule II hereto; “Registration Statement” means, collectively, the various parts of such registration statement, each as amended as of the Effective Date for such part, including the Pricing Disclosure Package and the Final Prospectus and all exhibits to such registration statement; “Final Prospectus” means the final prospectus supplement relating to the Notes, including the accompanying base prospectus, as filed with the Commission pursuant to Rule 424(b) under the Act; and “Final Term Sheet” means the final term sheet in the form attached as Schedule II hereto and prepared and filed pursuant to Section 5(f) hereof.

Reference made herein to the Pricing Disclosure Package or to the Final Prospectus shall be deemed to refer to and include any information incorporated by reference therein pursuant to Item 12 of Form S-3 under the Act, as of the date of the Pricing Disclosure Package or the Final Prospectus, as the case may be, and any reference to any amendment or supplement to the Pricing Disclosure Package or the Final Prospectus shall be deemed to refer to and include any document filed under the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Exchange Act”), after the date of the Pricing Disclosure Package or the Final Prospectus, as the case may be, and incorporated by reference in, or otherwise deemed by the rules and regulations under the Act to be a part of and included in, the Pricing Disclosure Package or the Final Prospectus, as the case may be; and any reference to any amendment to the Registration Statement shall be deemed to include any periodic report of the Partnership filed with the Commission pursuant to Section 13(a) or 15(d) of the Exchange Act after the Effective Date that is incorporated by reference in the Registration Statement. As used herein, the term “Incorporated Documents” means the documents that at the time are incorporated by reference in, or otherwise deemed by the rules and regulations under the Act to be a part of and included in, the Registration Statement, the Pricing Disclosure Package or the Final Prospectus or any amendment or supplement thereto.

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2.            Agreements to Sell and Purchase. The Partnership hereby agrees, upon the terms and subject to all the conditions set forth herein, to issue and sell to the Underwriters and, upon the basis of the representations, warranties and agreements of the Partnership herein contained and upon the terms and subject to all the conditions set forth herein, each Underwriter agrees, severally and not jointly, to purchase from the Partnership, at the applicable purchase price set forth in Schedule I hereto, the aggregate principal amount of each series of the Notes set forth opposite such Underwriter’s name in Schedule I hereto (or such principal amount of the Notes increased as set forth in Section 11 hereof).

3.            Terms of Public Offering. The Partnership has been advised by you that the Underwriters have commenced a public offering of their respective portion of the Notes on the date of this Agreement and initially will make sales of their respective portion of the Notes on the terms set forth in the Pricing Disclosure Package.

4.            Delivery of the Notes and Payment Therefor. (a) Each series of the Notes to be purchased hereunder will be represented by one or more definitive global certificates in book-entry form that will be deposited by or on behalf of the Partnership with The Depository Trust Company (“DTC”) or its designated custodian.

(b)          Delivery to the Underwriters of the Notes, against payment of the purchase price therefor in immediately available funds to a bank account designated by the Partnership, shall be made by causing DTC to credit the Notes to the account or accounts designated by Deutsche Bank Securities Inc. on behalf of the Underwriters at DTC. The time and date of such delivery shall be 10:00 a.m., New York City time, on October 6, 2015 (the “Closing Date”). The other documents to be delivered at the Closing Date by or on behalf of the parties hereto shall be delivered at such time and date at the offices of Baker Botts L.L.P., 910 Louisiana Street, Houston, Texas 77002. The place of closing for the Notes and the Closing Date may be varied by agreement between you and the Partnership.

(c)          The global certificates representing the Notes to be delivered to the Underwriters shall be made available to you at the office of DTC or its custodian for inspection not later than 5:00 p.m., New York City time, on the business day next preceding the Closing Date.

(d)          It is understood that each Underwriter has authorized Deutsche Bank Securities Inc., for its own account, to accept delivery of, receipt for, and make payment for the purchase price of the Notes that it has agreed to purchase.

5.            Agreements of the Partnership. The Partnership agrees with the several Underwriters as follows:

(a)          If, at the time this Agreement is executed and delivered, it is necessary for the Registration Statement, a post-effective amendment thereto or a new registration statement relating to the Notes to be declared effective before the offering of the Notes may commence, the Partnership will endeavor to cause the Registration Statement, such post-effective amendment or such new registration statement to become effective as soon as possible and will advise you and counsel for the Underwriters promptly and, if requested by you, will confirm such advice in writing, when the Registration Statement, such post-effective amendment or such new registration statement has become effective.

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(b)          Following the execution and delivery of this Agreement and thereafter from time to time during such period as in the opinion of counsel for the Underwriters a prospectus is required by the Act to be delivered in connection with sales by the Underwriters or any dealer (the “Prospectus Delivery Period”), the Partnership will advise you and counsel for the Underwriters promptly and, if requested by you, will confirm such advice in writing: (i) of any request by the Commission for amendment of or a supplement to the Registration Statement, the Pricing Disclosure Package or the Final Prospectus or for additional information; (ii) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or preventing or suspending the use of the Pricing Disclosure Package, the Final Prospectus or any Issuer Free Writing Prospectus or of any examination by the Commission pursuant to Section 8(e) of the Act concerning the Registration Statement of which the Partnership is aware or of the suspension of qualification of either series of the Notes for offering and sale in any jurisdiction or the initiation of any proceeding for such purpose; (iii) if the Partnership receives notice that it has become the subject of a proceeding under Section 8A of the Act in connection with the offering of the Notes; and (iv) of any change in the financial position, business, prospects, or results of operations of any of the Companies, or of the happening of any event, that makes any statement of a material fact made in the Registration Statement, the Pricing Disclosure Package or the Final Prospectus (as then amended or supplemented) untrue or that requires the making of any additions to or changes in the Registration Statement, the Pricing Disclosure Package or the Final Prospectus (as then amended or supplemented) in order to state a material fact required by the Act to be stated therein or necessary in order to make the statements therein (in the case of the Pricing Disclosure Package and the Final Prospectus, in the light of the circumstances under which they were made), not misleading, or of the necessity to amend or supplement the Registration Statement, the Pricing Disclosure Package or the Final Prospectus (as then amended or supplemented) to comply with the Act or any other law. If at any time within the Prospectus Delivery Period, the Commission shall issue any stop order suspending the effectiveness of the Registration Statement or preventing or suspending the use of the Pricing Disclosure Package, the Final Prospectus or any Issuer Free Writing Prospectus, the Partnership will make every reasonable effort to obtain the withdrawal of such order at the earliest possible time.

(c)          The Partnership will furnish to you, at your request and without charge, (i) one conformed copy of the Registration Statement as originally filed with the Commission and of each amendment thereto, including financial statements and all exhibits to the Registration Statement, (ii) such number of conformed copies of the Registration Statement as originally filed and of each amendment thereto, but without exhibits, as you may request, (iii) such number of copies of the Incorporated Documents, without exhibits, as you may request, (iv) such number of copies of the exhibits to the Incorporated Documents and the Pricing Disclosure Package as you may request, and (v) such number of copies of the Preliminary Prospectus, the Final Prospectus, any amended or supplemented Final Prospectus and each Issuer Free Writing Prospectus as you may request.

(d)          During the Prospectus Delivery Period, the Partnership will not file any amendment to the Registration Statement or make any amendment or supplement to the Final Prospectus or file any document that, upon filing becomes an Incorporated Document, of which you and counsel for the Underwriters shall not previously have been advised or to which, after you and counsel for the Underwriters shall have received a copy of the document proposed to be filed, you shall reasonably object; provided that your consent shall not be unreasonably withheld or delayed.

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(e)          The Partnership will not make any offer relating to either series of the Notes that would constitute an Issuer Free Writing Prospectus (other than the Final Term Sheet) without the prior written consent of the Representatives. The Partnership will retain in accordance with the Act all Issuer Free Writing Prospectuses not required to be filed pursuant to the Act; and if at any time after the date hereof through the completion of the offering of the Notes any events shall have occurred as a result of which any Issuer Free Writing Prospectus, as then amended or supplemented, would conflict with the information in the Registration Statement, the Pricing Disclosure Package or the Final Prospectus or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or, if for any other reason it shall be necessary to amend or supplement any Issuer Free Writing Prospectus, to notify the Representatives and, upon your request, to file such documents and to prepare and furnish without charge to the Underwriters as many copies as you may from time to time reasonably request of an amended or supplemented Issuer Free Writing Prospectus, that will correct such conflict, statement or omission or effect such compliance.

(f)          The Partnership will cause the Final Prospectus to be filed pursuant to, and in compliance with, Rule 424(b). The Partnership will pay to the Commission the registration fee associated with the offering of the Notes within the time period required by Rule 456(b)(i) under the Act and otherwise in accordance with Rules 456(b) and 457(r) under the Act. The Partnership will prepare the Final Term Sheet, containing solely a description of the terms of the Notes and of the offering of the Notes, in the form attached as Schedule II hereto, will file such Final Term Sheet in accordance with Rule 433 under the Act and will notify the Representatives promptly of such filing. As soon as practical following the execution and delivery of this Agreement and until the end of the Prospectus Delivery Period, the Partnership will expeditiously deliver to the Underwriters and each dealer, without charge, as many copies of the Final Prospectus (and of any amendment or supplement thereto) as you may reasonably request. The Partnership consents to the use of the Final Prospectus (and of any amendment or supplement thereto) in accordance with the provisions of the Act and with the securities or Blue Sky laws of the jurisdictions in which the Notes are offered by the Underwriters and by all dealers to whom Notes may be sold, both in connection with the offering and sale of the Notes and for such period of time thereafter as the Final Prospectus is required by the Act to be delivered in connection with sales by the Underwriters or any dealer. If during such period of time any event shall occur that in the judgment of the Partnership or in the opinion of counsel for the Underwriters is required to be set forth in the Final Prospectus (as then amended or supplemented) or should be set forth therein in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary to supplement or amend the Final Prospectus (or to file under the Exchange Act any document that, upon filing, becomes an Incorporated Document) in order to comply with the Act or any other law, the Partnership will forthwith prepare and, subject to the provisions of paragraph (d) above, file with the Commission an appropriate supplement or amendment thereto (or to such document), and will expeditiously furnish to the Underwriters and dealers a reasonable number of copies thereof. In the event that the Partnership and the Underwriters agree that the Final Prospectus should be amended or supplemented, the Partnership, if requested by you, will promptly issue a press release announcing or disclosing the matters to be covered by the proposed amendment or supplement.

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(g)          The Partnership will cooperate with you and with counsel for the Underwriters in connection with the registration or qualification of the Notes for offering and sale by the Underwriters and by dealers under the securities or Blue Sky laws of such jurisdictions as you may designate and will file such consents to service of process or other documents necessary or appropriate in order to effect such registration or qualification; provided that in no event shall the Partnership be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to service of process in suits, other than those arising out of the offering and sale of the Notes, in any jurisdiction where it is not now so subject.

(h)          The Partnership will make generally available to security holders of the Partnership a consolidated earnings statement, which need not be audited, covering a 12-month period commencing after the effective date of the Registration Statement and ending not later than 15 months thereafter, as soon as practicable after the end of such period, which consolidated earnings statement shall satisfy the provisions of Section 11(a) of the Act.

(i)          If this Agreement shall terminate or shall be terminated after execution pursuant to any provisions hereof (otherwise than pursuant to Section 11 hereof or pursuant to clause (iii), (iv) or (v) of Section 12 hereof) or if this Agreement shall be terminated by the Underwriters because of any failure or refusal on the part of the Partnership to comply with the terms or fulfill any of the conditions of this Agreement, the Partnership agrees to reimburse the Underwriters for all out-of-pocket expenses (including reasonable fees and expenses of counsel for the Underwriters) incurred by the Underwriters in connection herewith.

(j)          The Partnership will apply the net proceeds from the sale of the Notes substantially in accordance with the description set forth in the Pricing Disclosure Package and the Final Prospectus.

(k)          Except as provided in this Agreement, none of the Companies will offer, sell, contract to sell or otherwise dispose of or hedge any debt securities issued by the Partnership, or grant any options or warrants to purchase any such debt securities for a period beginning the date hereof and continuing to and including the Closing Date.

(l)          Except as stated in this Agreement and in the Pricing Disclosure Package and the Final Prospectus, none of the Companies has taken, nor will any of the Companies take, directly or indirectly, any action designed to or that might reasonably be expected to cause or result in stabilization or manipulation of the price of any securities of the Partnership to facilitate the sale or resale of the Notes.

(m)          The Partnership, during the Prospectus Delivery Period, will file all documents required to be filed with the Commission pursuant to the Exchange Act within the time periods required by the Exchange Act.

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(n)          The Partnership hereby acknowledges that the Underwriters are acting solely as underwriters in connection with the purchase and sale of the Partnership’s securities. The Partnership further acknowledges that the Underwriters are acting pursuant to a contractual relationship created solely by this Agreement entered into on an arm’s length basis and in no event do the parties intend that the Underwriters act or be responsible as a fiduciary to any of the Companies, their management, stockholders, creditors or any other person in connection with any activity that the Underwriters may undertake or have undertaken in furtherance of the purchase and sale of the Partnership’s securities, either before or after the date hereof. The Underwriters hereby expressly disclaim any fiduciary or similar obligations to any of the Companies, either in connection with the transactions contemplated by this Agreement or any matters leading up to such transactions, and the Partnership hereby confirms its understanding and agreement to that effect. The Partnership and the Underwriters agree that they are each responsible for making their own independent judgments with respect to any such transactions and that any opinions or views expressed by the Underwriters to any of the Companies regarding such transactions, including but not limited to any opinions or views with respect to the price or market for the Partnership’s securities, do not constitute advice or recommendations to any of the Companies. The Partnership hereby waives and releases, to the fullest extent permitted by law, any claims that the Partnership may have against the Underwriters with respect to any breach or alleged breach of any fiduciary or similar duty to any of the Companies in connection with the transactions contemplated by this Agreement or any matters leading up to such transactions.

(o)          The Partnership hereby acknowledges that the Underwriters’ research analysts and research departments are required to be independent from their respective investment banking divisions and are subject to certain regulations and internal policies, and that such Underwriters’ research analysts may hold and make statements or investment recommendations and/or publish research reports with respect to the Partnership and/or the offering of the Notes that differ from the views of its investment bankers. The Partnership acknowledges that each of the Underwriters is a full service securities firm and as such from time to time, subject to applicable securities laws, may effect transactions for its own account or the account of its customers and hold long or short positions in debt or equity securities of one or more of the Companies that may be the subject of the transactions contemplated by this Agreement.

6.            Representations and Warranties of the Partnership. The Partnership represents and warrants to each Underwriter that:

(a)          The Registration Statement conformed and will conform in all material respects on the most recent Effective Date and on the applicable Closing Date, and any amendment to the Registration Statement filed after the date hereof will conform in all material respects when filed, to the requirements of the Act and the Trust Indenture Act of 1939, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Trust Indenture Act”). The Pricing Disclosure Package conformed, and the Final Prospectus will conform, in all material respects when filed with the Commission pursuant to Rule 424(b) and on the applicable Closing Date to the requirements of the Act. The Registration Statement did not, as of the most recent Effective Date, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and the statements made or to be made in such document that are covered by Rule 175(b) under the Act were made or will be made with a reasonable basis and in good faith; provided that no representation or warranty is made as to information contained in or omitted from such document in reliance upon and in conformity with written information furnished to the Partnership through the Representatives specifically for inclusion therein, which information is specified in Section 13 hereof. The Final Prospectus will not, as of its date and on the applicable Closing Date, include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made as to information included in or omitted from the Final Prospectus in reliance upon and in conformity with written information furnished to the Partnership through the Representatives specifically for inclusion therein, which information is specified in Section 13 hereof.

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(b)          The Incorporated Documents heretofore filed, when they were filed (or, if any amendment with respect to any such document was filed, when such amendment was filed), conformed in all material respects with the requirements of the Exchange Act; any further Incorporated Documents so filed will, when they are filed, conform in all material respects with the requirements of the Exchange Act; no Incorporated Document when it was filed (or, if an amendment with respect to any such document was filed, when such amendment was filed), included an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and no such further document, when it is filed, will include an untrue statement of a material fact or will omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(c)          The Pricing Disclosure Package did not, as of the Applicable Time, include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made as to information included in or omitted from the Pricing Disclosure Package in reliance upon and in conformity with written information furnished to the Partnership through the Representatives specifically for inclusion therein, which information is specified in Section 13 hereof.

(d)          Each Issuer Free Writing Prospectus (including, without limitation, any road show that is a free writing prospectus under Rule 433), when considered together with the Pricing Disclosure Package as of the Applicable Time, did not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Each Issuer Free Writing Prospectus, as of its date and at all subsequent times through the completion of the offering of the Notes, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement, the Pricing Disclosure Package or the Final Prospectus.

(e)          Each Issuer Free Writing Prospectus conformed or will conform in all material respects to the requirements of the Act on the date of first use, and the Partnership has complied with any filing requirements applicable to such Issuer Free Writing Prospectus pursuant to the Act. The Partnership has not made any offer relating to the Notes that would constitute an Issuer Free Writing Prospectus without the prior written consent of the Representatives. The Partnership has retained in accordance with the Act all Issuer Free Writing Prospectuses that were not required to be filed pursuant to the Act.

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(f)          The Partnership has been at all times since December 1, 2005 and continues to be a “well-known seasoned issuer” (as defined in Rule 405 under the Act) eligible to use an “automatic shelf registration statement” (as defined in Rule 405 under the Act) for the registration of each series of the Notes, and has not been an “ineligible issuer” (as defined in Rule 405 under the Act) with respect to firm commitment underwritings at any time since such date. The Partnership has not received from the Commission any notice pursuant to Rule 401(g)(2) under the Act objecting to the use of the form of automatic shelf registration statement (as defined in Rule 405 under the Act). To the knowledge of the Partnership, the Registration Statement is not the subject of a pending proceeding or examination under Section 8(d) or 8(e) of the Act, and the Partnership is not the subject of a pending proceeding under Section 8A of the Act in connection with the offering of the Notes.

(g)          The capitalization of the Partnership on a consolidated basis as of June 30, 2015 was as set forth in the Preliminary Prospectus under “Capitalization.”

(h)          The Partnership has been duly formed and is validly existing as a limited partnership in good standing under the Delaware Revised Uniform Limited Partnership Act (the “Delaware Act”), with partnership power and authority to own or lease its properties and to conduct its business as described in the Pricing Disclosure Package and the Registration Statement. The Partnership, directly or indirectly, owns the percentage of the equity interests of each of the subsidiaries listed on Schedule IIIA hereto (the “Operating Subsidiaries”), free and clear of any lien, encumbrance, security interest, equity, charge or claim (“Lien”) except for such Liens as are not, individually or in the aggregate, material to such ownership interest or as described in the Pricing Disclosure Package and the Registration Statement. Each of the Operating Subsidiaries has been duly incorporated, formed or organized, as the case may be, and is validly existing as a corporation, general partnership, limited liability company or limited partnership, as the case may be, in good standing under the laws of its respective jurisdiction of incorporation, formation or organization as set forth on Schedule IIIA, with full corporate, limited liability company or partnership, as the case may be, power and authority to own or lease its properties and to conduct its business as described in the Pricing Disclosure Package and the Registration Statement. The common stock, limited liability company interests and partnership interests, as the case may be, of the Operating Subsidiaries have been duly and validly authorized and issued and are fully paid and (except as required to the contrary by the Delaware Limited Liability Company Act (the “Delaware LLC Act”) or the Delaware Act, as the case may be) nonassessable. The Operating Subsidiaries that are material to the Partnership, including, without limitation, each Operating Subsidiary that meets any of the following conditions (collectively, the “Material Subsidiaries”), are listed on Schedule IIIB hereto: (i) the Partnership’s and its other subsidiaries’ investments in and advances to such subsidiary exceed 10 percent of the Partnership’s consolidated assets as of December 31, 2014; (ii) the Partnership’s and its other subsidiaries’ proportionate share of the consolidated assets (after intercompany eliminations) of such subsidiary exceeds 10 percent of the Partnership’s consolidated assets as of December 31, 2014; or (iii) the Partnership’s and its other subsidiaries’ equity in the income from continuing operations before income taxes and extraordinary items of such subsidiary exceeds 10 percent of such income of the Partnership and its subsidiaries, on a consolidated basis, for the year ended December 31, 2014.

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(i)          The General Partner has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, with the corporate power and authority to own or lease its properties, to conduct its businesses and to act as a general partner of the Partnership, in each case as described in the Pricing Disclosure Package and the Registration Statement. The General Partner owns all of the voting shares of Enbridge Management. The voting shares of Enbridge Management have been duly and validly authorized and issued and are fully paid and (except as required to the contrary by the Delaware LLC Act or the Delaware Act), nonassessable. The General Partner is the sole general partner of the Partnership, and the General Partner’s ownership of the Partnership is as set forth in the Preliminary Prospectus under the headings “Prospectus Supplement Summary—Organizational Structure” and “Prospectus Supplement Summary—Ownership of Enbridge Energy Partners, L.P. as of October 1, 2015.” Except as described in the Pricing Disclosure Package or as set forth in the Seventh Amended and Restated Agreement of Limited Partnership of the Partnership, dated as of January 2, 2015, as amended by Amendment No. 1 thereto dated as of July 30, 2015 (as amended, the “Partnership Agreement”), or the Delegation of Control Agreement, dated as of October 17, 2002 and amended by the First Amending Agreement dated as of February 21, 2005, among the General Partner, Enbridge Management and the Partnership, as amended to the date of this Agreement, the General Partner has delegated all of its power to manage and control the business and affairs of the Partnership to Enbridge Management.

(j)          Enbridge Management has been duly formed and is validly existing as a limited liability company in good standing under the laws of the State of Delaware, with full limited liability company power and authority to own or lease its properties and to conduct its business as described in the Pricing Disclosure Package and the Registration Statement.

(k)          PricewaterhouseCoopers LLP, which has certified or shall certify the financial statements included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Final Prospectus, is an independent registered public accounting firm as required by the Act.

(l)          The historical financial statements, together with related schedules and notes, included or incorporated by reference in the Registration Statement and the Pricing Disclosure Package (and any amendment or supplement thereto), present fairly the consolidated financial position, results of operations and changes in financial position of the Partnership on the basis stated in the Registration Statement and the Pricing Disclosure Package at the respective dates or for the respective periods to which they apply; such statements and related schedules and notes comply as to form in all material respects with the applicable accounting requirements of the Act and the Exchange Act, and have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved, except as disclosed therein; the other summary and selected financial and statistical information and financial data included or incorporated by reference in the Registration Statement and the Pricing Disclosure Package (and any amendment or supplement thereto) are accurately presented and prepared on a basis consistent with such financial statements and the books and records of the Companies; and any pro forma financial statements or financial data included in or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Final Prospectus, comply as to form in all material respects with the applicable accounting requirements of the Act, the Exchange Act and the rules and regulations of the Commission under such acts, and except to the extent stated in such pro forma financial statements or financial data, have been prepared on a basis consistent with the historical consolidated financial statements of the Partnership and give effect to the assumptions used in the preparation of such pro forma financial statements and financial data on a reasonable basis and in good faith. There are no financial statements (historical or pro forma) that are required to be included in the Registration Statement and the Pricing Disclosure Package that are not included as required; and the Companies and the Operating Subsidiaries do not have any material liabilities or obligations, direct or contingent (including any off-balance sheet obligations), not disclosed in the Registration Statement and the Pricing Disclosure Package. All disclosures contained or incorporated by reference in the Registration Statement and the Pricing Disclosure Package regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply with Regulation G of the Exchange Act and Item 10 of Regulation S-K under the Act, to the extent applicable. There is and has been no failure by any of the Companies, or any of the Companies’ officers and directors, acting in their capacity as such, to comply with any provision of the Sarbanes-Oxley Act of 2002, including the rules and regulations promulgated thereunder (collectively, the “Sarbanes-Oxley Act”), or the rules of the New York Stock Exchange (the “NYSE”) that are effective and applicable to the Companies.

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(m)          The Partnership has all of the necessary partnership power and authority to enter into this Agreement and consummate the transactions contemplated hereby. The execution and delivery of, and the performance by the Partnership of its obligations under this Agreement have been duly and validly authorized by the Partnership, and this Agreement has been duly executed and delivered by the Partnership.

(n)          The Indenture has been duly authorized by the Partnership and duly qualified under the Trust Indenture Act and, when each of the Thirteenth Supplemental Indenture and the Fourteenth Supplemental Indenture has been duly executed and delivered by the Partnership and the Trustee, such Indenture will constitute a valid and legally binding agreement of the Partnership, enforceable against the Partnership in accordance with its terms, except as enforcement generally may be subject to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors’ rights and to general equitable principles.

(o)          The Notes have been duly authorized by the Partnership, and, at the Closing Date, will have been duly executed by the Partnership. The Notes, when authenticated, issued and delivered in the manner provided for in the Indenture and delivered against payment of the purchase price for the Notes as provided in this Agreement, will constitute valid and legally binding obligations of the Partnership enforceable against the Partnership in accordance with their terms, except as enforcement generally may be subject to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors’ rights and to general equitable principles. The Notes will be in the form contemplated by, and entitled to the benefits of, the Indenture.

(p)          The Notes and the Indenture will conform in all material respects to the respective statements relating thereto contained in the Registration Statement and the Pricing Disclosure Package, and will be in substantially the respective forms filed or incorporated by reference, as the case may be, as exhibits to the Registration Statement.

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(q)          None of (i) the offer, sale or delivery of the Notes, (ii) the execution, delivery or performance of this Agreement, the Indenture or the Notes, (iii) compliance by the Partnership with the provisions hereof or thereof or (iv) consummation by the Partnership of the transactions contemplated hereby or thereby results in or constitutes or, at the Closing Date will result in or constitute (A) the imposition of any Lien upon any property or assets of any of the Companies or any of the Operating Subsidiaries, (B) a breach of, or a default under, (1) the certificate of limited partnership of the Partnership or the Partnership Agreement, or (2) any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which any of the Companies or the Operating Subsidiaries is a party or by which any of them may be bound or to which any of their respective properties is subject, or (C) any violation of (1) any existing law, regulation or ruling (assuming compliance with all applicable federal and state securities and Blue Sky laws) or (2) any judgment, injunction, order or decree to which any of the Companies or the Operating Subsidiaries is a named party, excluding in each case other than (B)(1) any breaches, defaults or violations that, individually or in the aggregate, would not (a) have a material adverse effect on the financial position, results of operations, business or prospects of the Companies and the Operating Subsidiaries (taken as a whole) or (b) prevent or materially interfere with consummation of the transactions contemplated hereby (the occurrence of any such effect or any such prevention or interference described in the foregoing clauses (a) and (b) being herein referred to as a “Material Adverse Effect”).

(r)          Except as disclosed in the Registration Statement and the Pricing Disclosure Package, subsequent to the respective dates as of which such information is given in the Registration Statement and the Pricing Disclosure Package, none of the Companies or the Operating Subsidiaries has incurred any liability or obligation, direct or contingent, or entered into any transaction, not in the ordinary course of business, that is material to the limited partners of the Partnership or the Companies and the Operating Subsidiaries (taken as a whole), and there has not been any change in the capital stock or partner’s capital, or any material increase in the short-term debt or long-term debt of, any of the Companies, or any Material Adverse Effect, or any development that any of the Companies has reasonable cause to believe will involve a prospective Material Adverse Effect.

(s)          None of the Companies has distributed and, prior to the later to occur of (i) the Closing Date and (ii) completion of the distribution of the Notes, will distribute any offering material in connection with the offering and sale of the Notes other than the Pricing Disclosure Package, the Final Prospectus and any Issuer Free Writing Prospectus to which the Representatives have consented.

(t)          Except as disclosed in the Registration Statement and the Pricing Disclosure Package (or any amendment of supplement thereto), no more than five percent of the net proceeds from the sale of the Notes are intended to be or will be paid to members of the Financial Industry Regulatory Authority (“FINRA”) or associated or affiliated persons of such members, or members of the immediate family of such members.

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(u)          The Registration Statement has become effective under the Act. No other consent, approval, authorization, order, registration or qualification of or with any court or governmental agency, body or instrumentality, including (i) any governmental agency, body or instrumentality governing (A) oil pipelines generally or (B) the issuance of securities by entities owning oil pipelines, or (ii) any other governmental agency, body or instrumentality having jurisdiction over any of the Companies, as the case may be, or any of their respective properties, is required for the offering and sale of the Notes, or the consummation by the Partnership of the transactions contemplated by this Agreement, the Pricing Disclosure Package, the Final Prospectus and the Indenture, except such consents, approvals, authorizations, orders, registrations or qualifications (1) as have been obtained, (2) as may be required under state securities or Blue Sky laws, (3) that, if not obtained, would not, individually or in the aggregate, have a material adverse effect upon the ability of the Partnership and the Operating Subsidiaries (taken as a whole) to (i) conduct their business substantially in accordance with the past practice of each or (ii) consummate the offering, or (4) as set forth or contemplated in the Pricing Disclosure Package.

(v)         Based upon the advice of counsel, none of the Companies or the Operating Subsidiaries is, or as of the Closing Date, after giving effect to the offering and sale of the Notes and the application of the proceeds thereof as described in the Pricing Disclosure Package, will be, an “Investment Company” as that term is defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”), or required to register as an “Investment Company” under the Investment Company Act.

(w)          Except for the General Partner and its wholly owned subsidiaries, which have waived their rights, no holder of any security of the Partnership or any other person has any right to require registration of any interest or other security of the Partnership because of the filing of the Registration Statement or consummation of the transactions contemplated by this Agreement.

(x)          There are no legal or governmental proceedings pending or, to the knowledge of any of the Companies, threatened, against any of the Companies or the Operating Subsidiaries or any of their respective directors or officers, or to which any of the Companies, the Operating Subsidiaries or any of their respective directors or officers, or to which any of the respective properties of any of the Companies or the Operating Subsidiaries is subject, that are required to be described in the Registration Statement or the Pricing Disclosure Package and are not described as required.

(y)          The General Partner is qualified to conduct business as a foreign corporation in the States of Illinois, Indiana, Michigan, Minnesota, Mississippi, New York, North Dakota, Texas and Wisconsin, which are the only jurisdictions within the United States in which the General Partner owns or leases property, or conducts business as a foreign corporation so as to require the General Partner to qualify to conduct business as a foreign corporation and in which the failure to so qualify would be likely to have a Material Adverse Effect. The Partnership is qualified to conduct business as a foreign limited partnership in the States of Illinois, North Dakota and Texas, which are the only jurisdictions within the United States in which the Partnership owns or leases property, or conducts business as a foreign limited partnership so as to require the Partnership to qualify to conduct business as a foreign limited partnership and in which the failure to so qualify would be likely to have a Material Adverse Effect.

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(z)          Each of the Companies and the Operating Subsidiaries owns or leases all properties as are necessary to the conduct of their operations as described in the Pricing Disclosure Package, except where the failure to own or lease any of such properties would not, individually or in the aggregate, have a Material Adverse Effect.

(aa)         Each of the Companies and the Operating Subsidiaries has all necessary licenses, authorizations, consents and approvals and has made all necessary filings required under any federal, state, local or foreign law, regulation or rule, and has obtained all necessary authorizations, consents and approvals from other persons, in order to conduct its respective business; none of the Companies and the Operating Subsidiaries is in violation of, or in default under, or has received notice of any proceedings relating to revocation or modification of, any such license, authorization, consent or approval or any federal, state, local or foreign law, regulation or rule or any decree, order or judgment applicable to the Companies and the Operating Subsidiaries, except where such violation, default, revocation or modification would not, individually or in the aggregate, have a Material Adverse Effect.

(bb)         None of the Material Subsidiaries is engaged in any unfair labor practice; except for matters that would not, individually or in the aggregate, have a Material Adverse Effect, (i) there is (A) no unfair labor practice complaint pending or, to the knowledge of any of the Companies after due inquiry, threatened against any of the Material Subsidiaries before the National Labor Relations Board, and no grievance or arbitration proceeding arising out of or under collective bargaining agreements is pending or threatened, (B) no strike, labor dispute, slowdown or stoppage pending or, to the knowledge of the Companies after due inquiry, threatened against any of the Material Subsidiaries, and (C) no union representation dispute currently existing concerning the employees of any of the Material Subsidiaries, and (ii) to the knowledge of the Companies after due inquiry, (A) no union organizing activities that could have a Material Adverse Effect are currently taking place concerning the employees of any of the Material Subsidiaries and (B) there has been no violation of any federal, state, local or foreign law relating to discrimination in the hiring, promotion or pay of employees, any applicable wage or hour laws or any provision of the Employee Retirement Income Security Act of 1974 (“ERISA”) or the rules and regulations promulgated thereunder concerning the employees of any of the Material Subsidiaries.

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(cc)         The Companies and the Operating Subsidiaries and their properties, assets and operations are in compliance with, and hold all permits, authorizations and approvals required under, Environmental Laws (as defined below), except to the extent that failure to so comply or to hold such permits, authorizations or approvals would not, individually or in the aggregate, have a Material Adverse Effect. Except as disclosed in the Registration Statement and the Pricing Disclosure Package, there are no past, present or, to the knowledge of the Companies after due inquiry, reasonably anticipated future events, conditions, circumstances, activities, practices, actions, omissions or plans that could reasonably be expected to give rise to any material costs or liabilities to the Companies or the Operating Subsidiaries under, or to interfere with or prevent compliance by the Companies or the Operating Subsidiaries with, Environmental Laws; except as would not, individually or in the aggregate, have a Material Adverse Effect. Except as disclosed in the Registration Statement and the Pricing Disclosure Package or as would not, individually or in the aggregate, have a Material Adverse Effect, none of the Companies nor any of the Operating Subsidiaries (i) is the subject of any investigation, (ii) has received any notice or claim, (iii) is a party to or affected by any pending or threatened action, suit or proceeding, (iv) is bound by any judgment, decree or order, or (v) has entered into any agreement, in each case relating to any alleged violation of any Environmental Law or any actual or alleged release or threatened release or cleanup at any location of any Hazardous Materials (as defined below). (As used herein, “Environmental Law” means any federal, state, local or foreign law, statute, ordinance, rule, regulation, order, decree, judgment, injunction, permit, license, authorization or other binding requirement, or common law, relating to health, safety or the protection, cleanup or restoration of the environment or natural resources, including those relating to the distribution, processing, generation, treatment, storage, disposal, transportation, other handling or release or threatened release of Hazardous Materials, and “Hazardous Materials” means any material (including, without limitation, pollutants, contaminants, hazardous or toxic substances or wastes) that is regulated by or may give rise to liability under any Environmental Law). In the ordinary course of their business, the Companies and each of the Operating Subsidiaries conducts a periodic review of the effect of the Environmental Laws on its business, operations and properties, in the course of which it identifies and evaluates associated costs and liabilities (including, without limitation, any capital or operating expenditures required for cleanup, closure of properties or compliance with the Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties).

(dd)         The Companies and each of the Operating Subsidiaries maintains insurance covering its properties, operations, personnel and businesses as the Companies deem adequate; such insurance insures against such losses and risks to an extent that is adequate in accordance with customary industry practice to protect the Companies and the Operating Subsidiaries and their businesses. All such insurance is fully in force on the date hereof and will be fully in force at the time of purchase and any additional time of purchase.

(ee)         Neither the Companies nor any of the Operating Subsidiaries has sustained, since the date of the last audited consolidated financial statements of the Partnership included or incorporated by reference in the Registration Statement or the Pricing Disclosure Package, any loss or interference with its respective business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any court or governmental action, order or decree, except as would not, individually or in the aggregate, have a Material Adverse Effect.

(ff)         Any statistical and market-related data included in the Registration Statement and the Pricing Disclosure Package are based on or derived from sources that the Companies believe to be reliable and accurate, and the Companies have obtained the written consent to the use of such data from such sources to the extent required.

(gg)         The Companies and each of their subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

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(hh)         The Partnership and Enbridge Management each has established and maintains and evaluates “disclosure controls and procedures” (as such term is defined in Rules 13a-15 and 15d-15 under the Exchange Act), and “internal control over financial reporting” (as such term is defined in Rules 13a-15 and 15d-15 under the Exchange Act); such disclosure controls and procedures are designed to ensure that (i) material information relating to the Companies, including their consolidated subsidiaries, is made known to the principal executive officer and the principal financial officer of the Companies by others within those entities, particularly during the periods in which the periodic reports required under the Exchange Act are being prepared, and such disclosure controls and procedures are effective in all material respects to perform the functions for which they were established and (ii) interactive data in eXtensbile Business Reporting Language included or incorporated by reference in the Registration Statement, the Final Prospectus and the Pricing Disclosure Package fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto; the Partnership’s independent auditors and the audit committee of the Board of Directors of Enbridge Management have been advised of: (i) all significant deficiencies, if any, in the design or operation of internal controls that could adversely affect the Partnership’s ability to record, process, summarize and report financial data; and (ii) all fraud, if any, whether or not material, that involves management or other employees who have a role in the Partnership’s internal controls; all material weaknesses, if any, in internal controls have been identified to the Partnership’s independent auditors; since the date of the most recent evaluation of such disclosure controls and procedures and internal controls, there have been no significant changes in internal controls or in other factors that could significantly affect internal controls, including any corrective actions with regard to significant deficiencies and material weaknesses; and the principal executive officers (or their equivalents) and principal financial officers (or their equivalents) of the Partnership have made all certifications required by the Sarbanes-Oxley Act and any related rules and regulations promulgated by the Commission, and the statements contained in each such certification are complete and correct.

(ii)         Each “forward-looking statement” (within the meaning of Section 27A of the Act or Section 21E of the Exchange Act) contained or incorporated by reference in the Registration Statement or Pricing Disclosure Package has been made with a reasonable basis and in good faith.

(jj)         Except as disclosed in the Registration Statement and the Pricing Disclosure Package, no subsidiary of the Partnership is currently prohibited, directly or indirectly, from paying any dividends or making any distribution to its immediate parent entity, from making any other distribution on such subsidiary’s capital stock, limited liability company interests or partnership interests, as applicable, from paying the Partnership principal and interest owed on any loans or advances to such subsidiary from the Partnership or from transferring any of such subsidiary’s property or assets to the Partnership, or any other subsidiary of the Partnership, as applicable.

(kk)         To the Partnership’s knowledge, there are no affiliations or associations between (i) any member of the FINRA and (ii) the Partnership or any of the Partnership’s officers, directors or 5% or greater security holders, except as disclosed in the Registration Statement and the Pricing Disclosure Package.

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(ll)            The statements in the Preliminary Prospectus under the headings “Description of Our Debt Securities,” “Description of Notes” and “Material U.S. Federal Income Tax Consequences,” taken together, fairly summarize the matters therein described.

(mm)        The audit committee of Enbridge Management’s Board of Directors complies with the applicable requirements of the NYSE and the Commission.

(nn)         There is no litigation or governmental proceeding to which the Partnership is a party or to which its properties are subject that is pending or, to the knowledge of the Partnership, threatened against it that, if adversely determined, would have a Material Adverse Effect.

(oo)         The interactive data in eXtensbile Business Reporting Language included or incorporated by reference in the Registration Statement, the Final Prospectus and the Pricing Disclosure Package fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto at the time such interactive data was filed with the Commission.

7.            Indemnification and Contribution.

(a)          The Partnership agrees to indemnify and hold harmless each Underwriter and its affiliates, its and their partners, directors, officers, employees and agents and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages, liabilities and expenses (including reasonable costs of investigation), joint and several, arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in the Pricing Disclosure Package, any Issuer Free Writing Prospectus used in violation of Section 5(e) hereof, any road show that is a free writing prospectus under Rule 433, the Final Prospectus, or the Registration Statement or in any amendment or supplement thereto, or arising out of or based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of the Pricing Disclosure Package and the Final Prospectus, in the light of the circumstances under which they were made), not misleading, except insofar as such losses, claims, damages, liabilities or expenses arise out of or are based upon any untrue statement or omission or alleged untrue statement or omission that has been made therein or omitted therefrom in reliance upon and in conformity with the information relating to such Underwriter furnished in writing to the Partnership by or on behalf of such Underwriter expressly for use in connection therewith; provided, however, that the only information furnished in writing to the Partnership by or on behalf of the Representatives are the statements noted in Section 13 hereof. The foregoing indemnity agreement shall be in addition to any liability that the Partnership may otherwise have.

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(b)          If any action, suit or proceeding shall be brought against any Underwriter or its affiliates, its and their partners, directors, officers, employees or agents or each person, if any, who controls any Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act in respect of which indemnity may be sought against the Partnership, such Underwriter or such controlling person shall promptly notify Enbridge Management on behalf of the Partnership, and the Partnership shall assume the defense thereof, including the employment of counsel reasonably satisfactory to the Underwriters and payment of all fees and expenses. Such Underwriter or any such controlling person shall have the right to employ separate counsel in any such action, suit or proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Underwriter or such controlling person unless (i) the Partnership has agreed in writing to pay such fees and expenses, (ii) the Partnership has failed to assume the defense and employ counsel reasonably satisfactory to the Underwriters or (iii) the named parties to any such action, suit or proceeding (including any impleaded parties) include both such Underwriter or such controlling person and the Partnership and such Underwriter or such controlling person shall have been advised by its counsel that representation of such indemnified party and the Partnership by the same counsel would be inappropriate under applicable standards of professional conduct (whether or not such representation by the same counsel has been proposed) due to actual or potential differing interests between them (in which case the Partnership shall not have the right to assume the defense of such action, suit or proceeding on behalf of such Underwriter or such controlling person). It is understood, however, that the Partnership shall, in connection with any one such action, suit or proceeding or separate but substantially similar or related actions, suits or proceedings in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of only one separate firm of attorneys (in addition to any local counsel) at any time for all such Underwriters and controlling persons not having actual or potential differing interests with you, which firm shall be designated in writing by the Representatives, and that all such fees and expenses shall be reimbursed as they are incurred. The Partnership shall not be liable for any settlement of any such action, suit or proceeding effected without its written consent, but if settled with such written consent, or if there be a final judgment for the plaintiff in any such action, suit or proceeding, the Partnership agrees to indemnify and hold harmless any Underwriter, to the extent provided in the preceding paragraph, and any such controlling person from and against any loss, claim, damage, liability or expense by reason of such settlement or judgment.

(c)          Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless each of the Partnership and its affiliates, and their directors, officers and employees, the directors and officers of the General Partner and of Enbridge Management and any person who controls the Partnership within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, to the same extent as the foregoing indemnity from the Partnership to each Underwriter, as set forth under paragraphs (a) and (b) above, but only with respect to information relating to such Underwriter furnished in writing by or on behalf of such Underwriter expressly for use in the Registration Statement, the Pricing Disclosure Package or the Final Prospectus; provided, however, that the only information furnished in writing to the Partnership by or on behalf of the Underwriters are the statements noted in Section 13 hereof. If any action, suit or proceeding shall be brought against any of the Partnership, any of the directors and officers of the General Partner and of Enbridge Management, or any such controlling person based on the Registration Statement, the Pricing Disclosure Package or the Final Prospectus, and in respect of which indemnity may be sought against any Underwriter pursuant to this paragraph (c), such Underwriter shall have the rights and duties given to the Partnership by paragraph (b) above, and the Partnership, the directors and officers of the General Partner and of Enbridge Management, and any such controlling person, shall have the rights and duties given to the Underwriters by paragraph (b) above. The foregoing indemnity agreement shall be in addition to any liability that the Underwriters may otherwise have.

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(d)          If the indemnification provided for in this Section 7 is insufficient or unavailable to an indemnified party under paragraphs (a) or (c) hereof in respect of any losses, claims, damages, liabilities or expenses referred to therein, then an indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses (i) in such proportion as is appropriate to reflect the relative benefits received by the Partnership, on the one hand, and the Underwriters on the other hand, from the offering of the Notes, or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Partnership, on the one hand, and the Underwriters on the other hand, in connection with the statements or omissions that resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Partnership, on the one hand, and the Underwriters on the other hand shall be deemed to be in the same proportion as the total net proceeds from the offering of the Notes (before deducting expenses) received by the Partnership bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Final Prospectus. The relative fault of the Partnership, on the one hand, and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Partnership, on the one hand, or by the Underwriters on the other hand, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(e)          The Partnership and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by a pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (d) above. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities and expenses referred to in paragraph (d) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating any claim or defending any such action, suit or proceeding. Notwithstanding the provisions of this Section 7, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price of the Notes underwritten by it and distributed to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute pursuant to this Section 7 are several in proportion to the respective principal amount of each series of Notes set forth opposite their names in Schedule I hereto (or such principal amount of each series of Notes increased as set forth in Section 11 hereof) and not joint.

(f)          No indemnifying party shall, without the prior written consent of the indemnified party (which consent shall not be unreasonably withheld), effect any settlement of any pending or threatened action, suit or proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes (i) an unconditional release of such indemnified party from all liability on claims that are the subject matter of such action, suit or proceeding and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

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(g)          Any losses, claims, damages, liabilities or expenses for which an indemnified party is entitled to indemnification or contribution under this Section 7 shall be paid by the indemnifying party to the indemnified party as such losses, claims, damages, liabilities or expenses are incurred. The indemnity and contribution agreements contained in this Section 7 and the representations and warranties of the Partnership set forth in this Agreement shall remain operative and in full force and effect, regardless of (i) any investigation made by or on behalf of any Underwriter or any person controlling any Underwriter, the Partnership, the directors or officers of the General Partner and Enbridge Management, or any person controlling the Partnership, (ii) acceptance of any Notes and payment therefor hereunder, and (iii) any termination of this Agreement. A successor to any Underwriter or any person controlling any Underwriter, or to either the Partnership or the directors or officers of the General Partner and Enbridge Management, or any person controlling the Partnership, shall be entitled to the benefits of the indemnity, contribution and reimbursement agreements contained in this Section 7. The term “successor,” as used in this Agreement, shall not include a purchaser from any Underwriter of any Notes in his status as a purchaser.

8.            Conditions of Underwriters’ Obligations. The several obligations of the Underwriters to purchase the Notes hereunder are subject to the following conditions:

(a)          If, at the time this Agreement is executed and delivered, it is necessary for the Registration Statement, a post-effective amendment thereto or a new registration statement relating to the Notes to be declared effective before the offering of the Notes may commence, the Registration Statement, such post-effective amendment or such new registration statement shall have become effective not later than 5:30 p.m., New York City time, on the date hereof, or at such later date and time as shall be consented to in writing by you; all filings, if any, required by Rule 424 under the Act shall have been made in the manner and within the time period required by Rule 424(b) under the Act without reliance on Rule 424(b)(8); all filings (including, without limitation, the Final Term Sheet) required by Rule 433 under the Act shall have been timely made, and no such filings shall have been made without the consent of the Underwriters; no stop order suspending the effectiveness of the Registration Statement or preventing or suspending the use of the Pricing Disclosure Package, the Final Prospectus or any Issuer Free Writing Prospectus shall have been issued and no proceeding for that purpose shall have been instituted or, to the knowledge of the Partnership or any Underwriter, threatened by the Commission, and the Partnership shall not be the subject of a pending proceeding under Section 8A of the Act in connection with the offering of the Notes, and any request of the Commission for additional information (to be included in the Registration Statement, the Preliminary Prospectus, any Issuer Free Writing Prospectus or the Final Prospectus or otherwise) shall have been complied with to your satisfaction.

(b)          Subsequent to the effective date of this Agreement, there shall not have occurred any change, or any development involving a prospective change, in or affecting the financial position, business, prospects, or results of operations of the Companies and the Operating Subsidiaries not contemplated by the Pricing Disclosure Package, that in the opinion of the Underwriters, would materially, adversely affect the market for the Notes.

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(c)          You shall have received on the Closing Date an opinion of E. Chris Kaitson, Vice President - Law and Assistant Secretary of Enbridge Management, dated the Closing Date and addressed to you, to the effect that:

(i)          Except as set forth in or contemplated by the Pricing Disclosure Package and the Final Prospectus, there is no action, proceeding or investigation pending or, to the best of such counsel’s knowledge after due inquiry, threatened against any of the Companies or the Operating Subsidiaries that in such counsel’s judgment could reasonably be expected to have a Material Adverse Effect;

(ii)         Except as set forth in or contemplated by the Pricing Disclosure Package and the Final Prospectus, to such counsel’s knowledge, there are no legal or governmental proceedings pending or threatened against any of the Partnership, the Operating Partnership, the General Partner, Enbridge Management or North Dakota Pipeline Company LLC by or before the FERC or on appeal from the FERC that, in such counsel’s judgment could reasonably be expected to have a Material Adverse Effect; and

(iii)        None of the Companies or the Operating Subsidiaries is in violation of any term of (A) its partnership agreement, limited liability company agreement, or certificate of incorporation or by-laws or other organizational documents, as the case may be, (B) any other material agreement or instrument to which it is a party or by which it or any of its properties is bound, or (C) to the best of such counsel’s knowledge after due inquiry, any applicable order, judgment or decree of any court, arbitrator or governmental authority to which any of the Companies or the Operating Subsidiaries is a named party, which violations, individually or in the aggregate, in the judgment of such counsel, could reasonably be expected to have a Material Adverse Effect or to adversely impact the enforceability or validity of this Agreement, the Indenture or the Notes.

(d)          You shall have received on the Closing Date an opinion of Baker & Hostetler LLP, counsel for the Partnership, dated the Closing Date and addressed to you, to the effect that:

(i)          Each of the Companies and each of the Material Subsidiaries listed on Schedule IIIB(ii) hereto is a corporation, limited partnership or limited liability company, as the case may be, duly incorporated or formed, as the case may be, validly existing and in good standing under the laws of its jurisdiction of incorporation or formation, as the case may be, with full corporate, limited partnership or limited liability company power and authority, as the case may be, to own and lease its properties and to conduct its business as described in the Pricing Disclosure Package and the Final Prospectus and, in the case of the General Partner, to act as the general partner of the Partnership.

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(ii)         Enbridge (U.S.) Inc. is the record owner of all of the issued and outstanding shares of capital stock of the General Partner.

(iii)        The authorized and outstanding partnership interests of the Partnership are as set forth under the caption “Prospectus Supplement Summary—Organizational Structure” in the Preliminary Prospectus and the Final Prospectus.

(iv)       The General Partner is the sole general partner of the Partnership. The general partner interest in the Partnership has been duly and validly authorized and issued and fully paid.

(v)        With respect to the outstanding limited liability company interests and partnership interests, as applicable, of each of the Material Subsidiaries listed on Schedule IIIB(ii) hereto, the Partnership owns of record, directly or indirectly, through one or more of its wholly owned subsidiaries, (i) 100% of the Series LH interests and the Series AC interests, each representing a 99.999% limited partner interest and a .001% general partner interest in such series in the Operating Partnership; (ii) 25% of the Series EA interests and 25% of the Series ME partnership interests, each representing a 24.9995% limited partner interest and a .0005% general partner interest in such series in the Operating Partnership; (iii) 48.4% of the limited partner interests in Midcoast Operating, L.P.; and (iv) 100% of the Class A Units and 62.5% of the Class B Units, each representing membership interests in North Dakota Pipeline Company LLC, free and clear, to such counsel’s knowledge, of any Lien (y) in respect of which a financing statement under the Uniform Commercial Code of the state of formation of such entities listed on Schedule IIIB(ii) hereto naming any such entity as a debtor is on file in the office of the secretary of the state of formation of such entities or (z) in each case other than (A) those created by or arising under the Delaware LLC Act, the Delaware Act or the Texas Business Organizations Code (the “TBOC”), as applicable, (B) Liens as are not, individually or in the aggregate, material to such ownership interest or (C) as described in the Pricing Disclosure Package and the Final Prospectus. All of the limited liability company interests and partnership interests, as applicable, of each of the Material Subsidiaries listed on Schedule IIIB(ii) hereto have been duly and validly authorized and issued and, except with respect to any general partner interest, are nonassessable, except as such non-assessability may be affected by the Delaware LLC Act, the Delaware Act or the TBOC. To such counsel’s knowledge, none of the outstanding limited liability company interests or partnership interests, as the case may be, of any of the Material Subsidiaries listed on Schedule IIIB(ii) hereto was issued in violation of any preemptive rights of any holder of any security or other interest issued by such entities.

(vi)        The Registration Statement and all post-effective amendments thereto, if any, have become effective under the Act and, to the knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement or preventing or suspending the use of the Pricing Disclosure Package, the Final Prospectus or any Issuer Free Writing Prospectus has been issued and no proceedings for that purpose have been instituted or threatened by the Commission; and any required filing of the Final Prospectus pursuant to Rule 424(b) has been made in accordance with Rule 424(b).

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(vii)       The Indenture has been duly qualified under the Trust Indenture Act.

(viii)      The Partnership has the limited partnership power and authority to enter into and perform its obligations under this Agreement and the Indenture, dated as of May 27, 2003, between the Partnership and U.S. Bank National Association, successor to SunTrust Bank, as trustee (the “Base Indenture”), as supplemented by the Thirteenth Supplemental Indenture thereto, dated as of the Closing Date and the Fourteenth Supplemental Indenture thereto, dated as of the Closing Date (collectively, the “Supplemental Indentures”) and to issue, sell and deliver the Notes to the Underwriters as provided herein.

(ix)         This Agreement has been duly authorized, executed and delivered by the Partnership.

(x)          Each of the Base Indenture and the Supplemental Indentures has been duly authorized, executed and delivered by the Partnership, and (assuming the due authorization, execution and delivery thereof by the Trustee) constitutes a valid and legally binding agreement of the Partnership, enforceable against the Partnership in accordance with its terms under the laws of the State of New York, except as the enforceability thereof may be limited by bankruptcy, fraudulent conveyance, fraudulent transfer, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

(xi)         The Notes are in the form contemplated by the Base Indenture as supplemented by the respective Supplemental Indenture and have been duly authorized, executed and delivered by the Partnership and, when authenticated in accordance with the terms of the Base Indenture as supplemented by the respective Supplemental Indenture and paid for by the Underwriters in accordance with the terms of this Agreement, will constitute valid and legally binding obligations of the Partnership, enforceable against the Partnership in accordance with their terms under the laws of the State of New York, except as the enforceability thereof may be limited by bankruptcy, fraudulent conveyance, fraudulent transfer, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

(xii)        The Notes and the Base Indenture as supplemented by the Supplemental Indentures with respect thereto conform as to legal matters in all material respects to the descriptions thereof contained in the Pricing Disclosure Package and the Final Prospectus.

(xiii)       Neither the offer, sale or delivery of the Notes, or the execution, delivery or performance of this Agreement, the Base Indenture, the Notes and the Supplemental Indentures with respect thereto by the Partnership, or compliance by the Partnership with the provisions hereof or thereof nor consummation by the Partnership of the transactions contemplated hereby or thereby (1) violate the Partnership Agreement, (2) constitute a breach of, or default under, any agreement, indenture, lease or other instrument to which any of the Companies is a party or by which any of them may be bound or to which any of their respective properties is subject that is an exhibit to the Registration Statement or to any Incorporated Document (excluding, for this purpose:

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(a) the Credit Agreement dated as of September 26, 2011 (as amended by the First Amendment thereto dated as of September 30, 2011, the Extension Agreement and Second Amendment thereto dated as of September 26, 2012, the Extension Agreement and Third Amendment thereto dated as of October 28, 2013, the Fourth Amendment thereto dated as of December 23, 2013, and the Extension Agreement and Fifth Amendment thereto dated as of October 6, 2014, the “BoA Facility”), among the Partnership, as borrower, Bank of America, N.A. (“BoA”), as administrative agent thereunder, and the lenders from time to time party thereto;

(b) the Credit Agreement dated as of July 6, 2012 (as amended by Amendment No. 1 thereto dated as of February 8, 2013, Amendment No. 2 thereto and Extension and Increase Agreement dated as of July 3, 2013, Amendment No. 3 thereto dated as of October 28, 2013, Amendment No. 4 thereto dated as of December 23, 2014, Amendment No. 5 thereto and Extension and Decrease Agreement dated as of July 3, 2014, and Amendment No. 6 thereto and Extension and Decrease Agreement dated as of July 2, 2015, the “JPM Facility”), among the Partnership, as borrower, JPMorgan Chase Bank, National Association. as administrative agent thereunder, and the lenders from time to time party thereto;

(c) the Credit Agreement dated as of March 9, 2015 (the “EUS Facility”, and together with the BoA Facility and the JPM Facility, collectively, the “EEP Facilities”), among the Partnership, as borrower, and Enbridge (U.S.) Inc., as the lender;

(d) the Commercial Paper Dealer Agreement dated as of April 21, 2005, between the Partnership and Banc of America Securities LLC, as dealer;

(e) the Commercial Paper Dealer Agreement dated as April 21, 2005, between the Partnership and Deutsche Bank Securities Inc., as dealer;

(f) the Commercial Paper Dealer Agreement dated as of April 21, 2005, between the Partnership and Goldman, Sachs & Co., as dealer;

(g) the Commercial Paper Dealer Agreement dated as of April 21, 2005, between the Partnership and Merrill Lynch Money Markets Inc, as dealer;

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(h) the Commercial Paper Dealer Agreement dated as of December 15, 2010, between the Partnership and Citigroup Global Markets Inc., as dealer;

(i) the Commercial Paper Dealer Agreement dated as of March 20, 2015, between the Partnership and Wells Fargo Securities, LLC, as dealer (the agreement identified in this clause (i) and the agreements identified in the preceding clauses (d) through (h), collectively, the “Dealer Agreements”);

(j) the Credit Agreement dated as of September 13, 2013 (as amended by Amendment No. 1 thereto and Extension Agreement dated as of September 30, 2014, and Amendment No. 2 thereto and Extension Agreement dated as of September 3, 2015, the “MEP Facility”, and together with the EEP Facilities, collectively, the “Credit Facilities”), among Midcoast Energy Partners, L.P., a Delaware limited partnership (“MEP), and Midcoast Operating, L.P., a Texas limited partnership, as co-borrowers, BoA, as administrative agent thereunder, and the lenders from time to time party; and

(k) the Note Purchase Agreement dated as of September 30, 2014 (the “NPA”) among MEP, as issuer, and the purchasers party thereto),

or (3) result in any violation of any existing law, regulation, ruling (assuming compliance with all applicable federal and state securities and Blue Sky laws) applicable to any of them, or any judgment, injunction, order or decree to which any of the Companies or the Material Subsidiaries is a named party and which has been specifically identified to such counsel in a certificate signed by an authorized officer of the Partnership, excluding in each case (other than with respect to the Partnership Agreement) any breaches, defaults or violations that, individually or in the aggregate, would not have a Material Adverse Effect. Except for the rights of the General Partner and its Affiliates (as such term is defined in the Partnership Agreement and used in Section 6.14 of the Partnership Agreement), to such counsel’s knowledge, neither the filing of the Registration Statement nor the offering and sale of the Notes as contemplated by this Agreement gives rise to any rights for or relating to the registration of any interests in or securities of the Partnership or the Material Subsidiaries.

(xiv)      No approval, authorization, consent, waiver, notice or order of, or filing with, or other action by, any court or any governmental authority is required to be obtained or made by the Partnership under the Delaware Act, Texas law, the contract laws of the State of New York, or United States federal law for the valid offering and sale of the Notes to the Underwriters as contemplated by this Agreement, the execution and delivery of this Agreement, the Notes and the Supplemental Indentures with respect thereto, or the incurrence or performance of its obligations hereunder and thereunder, except (a) such as may be required under Blue Sky laws, as to which such counsel need not express an opinion, and (b) such others as have been obtained or taken and are in full force and effect.

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(xv)       The Registration Statement, the Pricing Disclosure Package and the Final Prospectus and any supplements or amendments thereto (except for the financial statements and the notes thereto and the schedules and other financial data included therein, as to which such counsel need not express any opinion), other than the Incorporated Documents, comply as to form in all material respects with the requirements of the Act; and each of the Incorporated Documents (except for the financial statements and the notes thereto and the schedules and other financial data included therein, as to which counsel need not express any opinion) complies as to form in all material respects with the requirements of the Exchange Act.

(xvi)      To the knowledge of such counsel, (A) other than as described or contemplated in the Pricing Disclosure Package and the Final Prospectus, there are no legal or governmental proceedings pending or threatened against any of the Companies, or to which any of the Companies or the Operating Subsidiaries, or to which any of their property, is subject, which are required to be described in the Registration Statement, the Pricing Disclosure Package or the Final Prospectus, and (B) there are no agreements, contracts, indentures, leases or other instruments that are required to be described in the Registration Statement, the Pricing Disclosure Package or the Final Prospectus or to be filed as an exhibit to the Registration Statement or any Incorporated Document that are not described or filed as required, as the case may be.

(xvii)     The Partnership Agreement has been duly authorized, executed and delivered by the General Partner and is a valid and legally binding agreement of the General Partner, enforceable against the General Partner in accordance with its terms, subject to the qualifications that (a) the enforceability of such document may be limited by bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors’ rights generally, (b) the enforceability of such document may be limited by public policy, applicable law relating to fiduciary duties and the judicial imposition of an implied covenant of good faith and fair dealing, (c) the enforceability of equitable rights and remedies provided for in such document is subject to equitable defenses and judicial discretion, and the enforceability of such document may be limited by general equitable principles, and (d) the enforceability of the indemnity and contribution provisions of such document may be limited by federal and state securities laws.

(xviii)    None of the Companies or the Operating Subsidiaries is, or after giving effect to the use of proceeds from the sale by the Partnership of the Notes under this Agreement as set forth under the caption “Use of Proceeds” in the Final Prospectus, will be an “Investment Company” as that term is defined in the Investment Company Act or is required to register as an “Investment Company” under the Investment Company Act.

(xix)       To the knowledge of such counsel and without in any manner having conducted an investigation, there are no material legal or governmental proceedings pending or threatened against any of the Companies or the Operating Subsidiaries (other than any proceedings with respect to the Partnership’s liquids pipeline operations, as to which such counsel need not express any opinion) by or before the U.S. Federal Energy Regulatory Commission (the “FERC”) or on appeal from the FERC, except as set forth in or contemplated by the Pricing Disclosure Package and the Final Prospectus.

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(xx)        Subject to the assumptions, qualifications and limitations set forth in the discussion in the Pricing Disclosure Package and the Final Prospectus under the caption “Material U.S. Federal Income Tax Consequences” (the “Discussion”) and based on the accuracy of the representations made by the Partnership in this Agreement and the accuracy of the facts set forth in the Discussion, the Discussion, insofar as it describes U.S. federal income tax law, fairly summarizes the matters referred to therein in all material respects.

Such counsel shall state that, except as otherwise expressly indicated in their opinion, although such counsel has not undertaken to determine independently, and does not assume any responsibility for, the accuracy or completeness of the statements in the Registration Statement, the Pricing Disclosure Package and the Final Prospectus, such counsel has reviewed and is familiar with the Registration Statement, the Pricing Disclosure Package and the Final Prospectus and such counsel has participated in conferences with officers and other representatives of Enbridge Management, the General Partner and the Partnership, representatives of the Partnership’s independent registered public accounting firm and you and your representatives, at which the contents of the Registration Statement, the Pricing Disclosure Package and the Final Prospectus and related matters (including review and discussion of the contents of all Incorporated Documents) were discussed, and no facts have come to such counsel’s attention that lead such counsel to believe that:

(A)         the Registration Statement (other than the financial statements and the notes thereto and the schedules and other financial data included therein, as to which such counsel need not express an opinion), as of its most recent Effective Date, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading,

(B)         the Pricing Disclosure Package (other than the financial statements and the notes thereto and the schedules and other financial data included therein, as to which such counsel need not express an opinion), as of the Applicable Time and the Closing Date, contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or

(C)         the Final Prospectus (other than the financial statements and the notes thereto and the schedules and other financial data included therein, as to which such counsel need not express an opinion), as of its issue date and the Closing Date, contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

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In rendering such opinions, such counsel may (1) rely in respect of factual matters upon representations and warranties of the Companies set forth herein and certificates of officers of Enbridge Management and upon information obtained from public officials, upon opinions of other counsel issued in connection with the offering of the Notes pursuant to the Pricing Disclosure Package and the Final Prospectus and other sources believed by such counsel to be responsible, (2) assume that the global Notes have been duly authenticated by the Trustee and that the signatures on all documents examined by such counsel are genuine, which assumptions they may state they have not independently verified, (3) state that their opinion is limited to Texas law, federal laws of the United States (and, with respect to the opinion set forth in Section 8(d)(xx) of this Agreement, U.S. federal income tax law), the Delaware Act, the Delaware General Corporation Law, the Delaware LLC Act and New York law, in each case exclusive of the law addressed in the legal opinions rendered by counsel referred to in clauses (e) and (f) of this Section 8, (4) state that they express no opinion with respect to state or local taxes or tax statutes to which any of the Partnership, the limited partners of the Partnership or the Operating Subsidiaries may be subject and (5) state that their opinion is furnished as counsel for the Partnership to you, and is solely for the benefit of the several Underwriters.

(e)          You shall have received on the Closing Date an opinion of Norton Rose Fulbright US LLP, special counsel for the Partnership, dated the Closing Date and addressed to you, to the effect that none of the offering, sale or delivery by the Partnership of the Notes or the execution, delivery or performance of this Agreement by the Partnership nor the consummation by the Partnership of the transactions contemplated hereby or thereby, the execution, delivery or performance of the Indenture by the Partnership or the consummation by the Partnership of the transactions contemplated thereby, results in a breach of, or constitutes a default under, (or an event which, with notice or lapse of time or both, would constitute such an event) the provisions of the Credit Facilities, Dealer Agreements or the NPA.

In rendering such opinion, such counsel may (A) rely in respect of matters of fact upon certificates of officers, members or directors of the General Partner, Enbridge Management, the Partnership and MEP and the general partner of MEP, to the extent they deem appropriate, and upon information obtained from public officials or public records, (B) assume that all documents submitted to them as originals are authentic, that all copies submitted to them conform to the originals thereof, and that the signatures on all documents examined by them are genuine and (C) state that such opinions are limited to the laws of the State of Texas and the State of New York, in each case exclusive of conflict of law principles, excepting in the foregoing instance, municipal, local and county ordinances, laws, rules and regulations.

In rendering such opinion, such counsel shall state that such opinion letter may be relied upon only by the Underwriters and their counsel in connection with the transactions contemplated by this Agreement and no other use or distribution of such opinion letter may be made without such counsel’s prior written consent.

(f)          Fraser Trebilcock Davis and Dunlap, P.C., acting as special local counsel for the Partnership and the Operating Partnership with respect to the State of Michigan, shall have furnished to you, its written opinion or opinions, dated as of the Closing Date in form and substance satisfactory to you, to the effect that:

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(i)          Neither the offer, sale or delivery of the Notes, the execution, delivery or performance of this Agreement, the Indenture and the Notes in accordance with the terms thereof, compliance by the Partnership with the provisions hereof or thereof, nor consummation by the Partnership of the transactions contemplated hereby or thereby will result in any violation of any existing Michigan law or regulation, ruling (assuming compliance with all applicable state securities and Blue Sky laws), judgment, injunction, order or decree known to such counsel after reasonable inquiry of any Michigan court or Michigan agency applicable to the Partnership, the Operating Partnership or any of their respective properties located in Michigan.

(ii)         No consent, approval, authorization, order, registration or qualification of or with any Michigan governmental agency or Michigan instrumentality governing (A) oil pipelines generally or (B) the issuance of securities by entities owning oil pipelines, or, to such counsel’s knowledge, based solely upon its participation as special counsel in matters relating to the offering and sale of the Notes pursuant to the Pricing Disclosure Package and the Final Prospectus and without in any manner having conducted an independent investigation, any other governmental agency or instrumentality of Michigan having jurisdiction over the Partnership, the Operating Partnership or any of their respective properties, is required for the offering or sale of the Notes by the Partnership, except such consents, approvals, authorizations, orders, registrations or qualifications (1) as have been obtained, (2) as may be required under federal or state securities or Blue Sky laws, (3) that, if not obtained, would not, individually or in the aggregate, have a material adverse effect upon the ability of the Partnership and the Operating Partnership (taken as a whole) to (i) conduct their business substantially in accordance with the past practice of each or (ii) consummate the offering, or (4) as set forth or contemplated in the Pricing Disclosure Package and the Final Prospectus.

(g)         You shall have received on the Closing Date an opinion of Steptoe & Johnson, special FERC counsel for the Partnership and the Operating Partnership, dated the Closing Date and addressed to you, to the effect that no consent, approval, authorization, order, registration or qualification of or with the FERC with respect to the Partnership’s or the Operating Partnership’s liquids pipeline operations is required for the issuance of the Notes, the offer and sale of the Notes by the Partnership or the execution, delivery and performance of this Agreement, the Indenture and the Notes.

(h)         You shall have received on the Closing Date an opinion of Baker Botts L.L.P., counsel for the Underwriters, dated the Closing Date and addressed to you, with respect to such matters as the Underwriters may request.

(i)          You shall have received letters addressed to you and dated the date hereof and the Closing Date from PricewaterhouseCoopers LLP, independent registered public accounting firm, substantially in the forms heretofore approved by you.

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(j)          No stop order suspending the effectiveness of the Registration Statement or preventing or suspending the use of the Pricing Disclosure Package, the Final Prospectus or any Issuer Free Writing Prospectus shall have been issued and no proceedings for that purpose shall have been taken or, to the knowledge of any of the Companies, shall be threatened by the Commission at or prior to the Closing Date, and the Partnership shall not be the subject of a pending proceeding under Section 8A of the Act in connection with the offering of the Notes; (ii) there shall not have been any change in the capitalization of the Partnership nor any material increase in the short-term or long-term debt of the Partnership (other than in the ordinary course of business) from that set forth or contemplated in the Registration Statement or the Pricing Disclosure Package; (iii) none of the Companies shall have any liabilities or obligations, direct or contingent (whether or not in the ordinary course of business), that are material to the General Partner, the Partnership and the Operating Subsidiaries (taken as a whole), other than those reflected in the Registration Statement or the Pricing Disclosure Package; and (iv) all the representations and warranties of the Partnership contained in this Agreement shall be true and correct on and as of the date hereof and on and as of the Closing Date as if made on and as of the Closing Date, and you shall have received a certificate, dated the Closing Date and signed by the chief executive officer and the chief financial officer of Enbridge Management (or such other officers as are acceptable to you), to the effect set forth in this Section 8(j) and in Section 8(k) hereof and with respect to the foreign qualifications of the Companies and the Material Subsidiaries.

(k)          The Partnership shall not have failed at or prior to the Closing Date to have performed or complied with any of its agreements herein contained and required to be performed or complied with by it hereunder at or prior to the Closing Date.

(l)          At the Closing Date, the Notes shall be rated as specified in the Issuer Free Writing Prospectus, and the Partnership shall have delivered to the Underwriters a letter dated near the Closing Date, from each such rating agency, or other evidence satisfactory to the Underwriters, confirming that such Notes have such ratings; and since the date of this Agreement, there shall not have occurred a downgrading in the rating assigned to (A) such Notes as specified in the Issuer Free Writing Prospectus or (B) any of the Partnership’s other debt securities by any “nationally recognized statistical rating agency,” as that term is defined by the Commission for purposes of Rule 436(g)(2) under the Act, and no such organization shall have publicly announced that it has under surveillance or review its rating of the Notes or any of the Partnership’s other debt securities.

(m)         Each of the Partnership and the General Partner shall have furnished or caused to be furnished to you such further certificates and documents as you shall have reasonably requested that are customary in closing transactions of the nature contemplated by this Agreement.

All such opinions, certificates, letters and other documents will be in compliance with the provisions hereof only if they are satisfactory in form and substance to you and counsel for the Underwriters.

Any certificate or document signed by any officer of the General Partner or of Enbridge Management, whether on behalf of itself or the Partnership, and delivered to you or to counsel for the Underwriters, shall be deemed a representation and warranty by the Partnership to the Underwriters as to the statements made therein.

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9.          Expenses. The Partnership agrees to pay the following costs and expenses and all other costs and expenses incident to the performance by it of its obligations hereunder: (i) the preparation of the Indenture, the offering of the Notes, the fees of the Trustee and the registration fee relating to the Notes; (ii) the preparation, printing or reproduction, and filing with the Commission of the Registration Statement (including financial statements and exhibits thereto), the Final Prospectus, the Pricing Disclosure Package, each amendment or supplement to any of them; (iii) the printing (or reproduction) and delivery (including postage, air freight charges, charges for counting and packaging and charges relating to electronic delivery) of such copies of the Registration Statement, the Preliminary Prospectus, any Issuer Free Writing Prospectus, the Final Prospectus, the Incorporated Documents, and all amendments or supplements to any of them, as may be reasonably requested for use in connection with the offering and sale of the Notes; (iv) the preparation, printing, authentication, issuance and delivery of global certificates for the Notes; (v) the printing (or reproduction) and delivery of this Agreement, the Indenture, any preliminary or supplemental Blue Sky Memoranda and all other agreements or documents printed (or reproduced) and delivered in connection with the offering of the Notes; (vi) the rating of the Notes; (vii) the registration or qualification of the Notes for offering and sale under the securities or Blue Sky laws of the several states as provided in Section 5(g) hereof, if required (including the reasonable fees, expenses and disbursements of counsel for the Underwriters relating to the preparation, printing or reproduction, and delivery of any preliminary or supplemental Blue Sky Memoranda and such registration and qualification); (viii) the filing fees and the fees and expenses of counsel for the Underwriters in connection with any filings required to be made with FINRA; (ix) the transportation and lodging expenses incurred by or on behalf of representatives of the Partnership in connection with any presentations to prospective purchasers of the Notes; (x) the fees and expenses of the accountants for the Companies; (xi) the fees and expenses of counsel (including local and special counsel) for the Companies; and (xii) any fees payable to DTC in connection with the Notes being book-entry only securities.

10.        Effective Date of Agreement. This Agreement shall become effective: (i) upon the execution and delivery hereof by the parties hereto; or (ii) if, at the time this Agreement is executed and delivered, it is necessary for the Registration Statement or a post-effective amendment thereto to be declared effective before the offering of the Notes may commence, when notification of the effectiveness of the Registration Statement or such post-effective amendment has been given by the Commission. Until such time as this Agreement shall have become effective, it may be terminated by Enbridge Management, on behalf of the Partnership, by notifying the Representatives, or by the Representatives by notifying Enbridge Management, on behalf of the Partnership.

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11.        Non-Defaulting Underwriters. If any one or more of the Underwriters shall fail or refuse to purchase Notes that it or they are obligated to purchase hereunder on the Closing Date, and the aggregate principal amount of the Notes that such defaulting Underwriter or Underwriters are obligated but fail or refuse to purchase is not more than one tenth of the aggregate principal amount of the Notes that the Underwriters are obligated to purchase on the Closing Date, each non-defaulting Underwriter shall be obligated, severally, in the proportion that the principal amount of the Notes set forth opposite its name in Schedule I hereto bears to the aggregate principal amount of the Notes set forth opposite the names of all non-defaulting Underwriters or in such other proportion as you may specify in accordance with the Master Agreement Among Underwriters relating to the offering of the Notes, to purchase the principal amount of the Notes that such defaulting Underwriter or Underwriters are obligated, but fail or refuse, to purchase. If any one or more of the Underwriters shall fail or refuse to purchase Notes that it or they are obligated to purchase on the Closing Date and the aggregate principal amount of the Notes with respect to which such default occurs is more than one tenth of the aggregate principal amount of the Notes that the Underwriters are obligated to purchase on the Closing Date and arrangements satisfactory to you and the Partnership for the purchase of such principal amount of the Notes by one or more non-defaulting Underwriters or other party or parties approved by you and the Partnership are not made within 36 hours after such default, this Agreement will terminate without liability on the part of any party hereto (other than the defaulting Underwriter). In any such case that does not result in termination of this Agreement, either you or the Partnership shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement and the Prospectus or any other documents or arrangements may be effected. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any such default of any such Underwriter under this Agreement. The term “Underwriter” as used in this Agreement includes, for all purposes of this Agreement, any party not listed in Schedule I hereto who, with your approval and the approval of the Partnership, purchases Notes that a defaulting Underwriter is obligated, but fails or refuses, to purchase.

Any notice under Section 10 or this Section 11 may be made by telecopy or telephone but shall be subsequently confirmed by letter.

12.        Termination of Agreement. This Agreement shall be subject to termination in the Representatives’ absolute discretion, without liability on the part of any Underwriter to the Partnership by notice to Enbridge Management, on behalf of the Partnership, if at or prior to the Closing Date; (i) there has been, since the Applicable Time, the time of execution of this Agreement or since the respective dates as of which information is given in the Pricing Disclosure Package and the Final Prospectus, any material adverse change in the financial position, results of operations, business or prospects of the Partnership and the Operating Subsidiaries (taken as a whole), whether or not arising in the ordinary course of business; (ii) trading in the Class A Common Units of the Partnership or the publicly traded shares representing limited liability company interests in Enbridge Management shall be suspended or subject to any restriction or limitation not in effect on the date of this Agreement; (iii) trading in securities generally on the NYSE, the NYSE Amex Equities or The Nasdaq Stock Market shall have been suspended or materially limited; (iv) a general moratorium on commercial banking activities in New York shall have been declared by either federal or state authorities or there shall have been a material disruption in commercial banking or securities settlement or clearance services in the United States; or (v) there shall have occurred any material adverse change in the financial markets in the United States or Canada, any outbreak or escalation of hostilities or the declaration by the United States of a national emergency or war or other international or domestic calamity, crisis or change in political, financial or economic conditions, the effect of which on the financial markets of the United States is such as to make it, in the Representatives’ judgment, impracticable or inadvisable to commence or continue the offering or delivery of the Notes on the terms and in the manner contemplated by the Registration Statement, the Pricing Disclosure Package and as set forth on the cover page of the Final Prospectus or to enforce contracts for the resale of the Notes by the Underwriters. Notice of such termination shall be promptly given to Enbridge Management, on behalf of the Partnership, by telegram, telecopy or telephone and shall be subsequently confirmed by letter.

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13.        Information Furnished by the Underwriters. The statements set forth in the last paragraph on the cover page and the statements in the (i) fourth paragraph under the caption “Underwriting” and (ii) the first and second paragraphs under the caption “Price Stabilization, Short Positions” in each of the Preliminary Prospectus and the Final Prospectus constitute the only information furnished by or on behalf of the Underwriters as such information is referred to in Sections 6(a), 6(c) and 7 hereof.

14.        Notice. Except as otherwise provided in Sections 5, 10, 11 and 12 hereof, notice given pursuant to any provision of this Agreement shall be in writing and shall be delivered (i) if to the Partnership, at the office of the General Partner, at 1100 Louisiana, Suite 3300, Houston, Texas 77002, Attention: E. Chris Kaitson, Assistant Corporate Secretary; or (ii) if to the Underwriters, Deutsche Bank Securities Inc., 60 Wall Street, New York, New York 10005, Attention: Debt Capital Markets Syndicate, with a copy to General Counsel (Fax: 212-797-4561); BNP Paribas Securities Corp., 787 Seventh Avenue, New York, New York 10019; Citigroup Global Markets Inc., 388 Greenwich Street, New York, New York 10013, Attention: General Counsel (Fax: 646-291-1469); and Morgan Stanley & Co. LLC, 1585 Broadway, New York, New York 10036, Attention: Investment Banking Division (Fax: 212-507-8999).

15.        Parties. This Agreement has been and is made solely for the benefit of the several Underwriters, the Partnership, the directors and officers of the General Partner and Enbridge Management, and the other controlling persons referred to in Section 7 hereof and their respective successors and assigns, to the extent provided herein, and no other person shall acquire or have any right under or by virtue of this Agreement. Neither the term “successor” nor the term “successors and assigns” as used in this Agreement shall include a purchaser from any Underwriter of any of the Notes in his status as such purchaser.

16.        Applicable Law. This Agreement and any claim, controversy or dispute relating to or arising out of this Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York.

17.        Counterparts. This Agreement may be signed in various counterparts, which together constitute one and the same instrument. If signed in counterparts, this Agreement shall not become effective unless at least one counterpart hereof shall have been executed and delivered on behalf of each party hereto.

18.        Integration. This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Partnership and the Underwriters, or any of them, with respect to the subject matter hereof.

19.        Representations, Warranties and Agreements to Survive Delivery. All representations, warranties and agreements contained in this Agreement or in certificates of officers of the General Partner and Enbridge Management submitted pursuant hereto, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or controlling person, or by or on behalf of the Companies, and shall survive delivery of the Notes to the Underwriters.

33

20.        Submission to Jurisdiction. Except as set forth below, no claim may be commenced, prosecuted or continued in any court other than the courts of the State of New York located in the City and County of New York or in the United States District Court for the Southern District of New York, which courts shall have jurisdiction over the adjudication of such matters, and the Partnership consents to the jurisdiction of such courts and personal service with respect thereto. The Partnership hereby consents to personal jurisdiction, service and venue in any court in which any claim arising out of or in any way relating to this Agreement is brought by any third party against any Underwriter or any indemnified party. Each of the Underwriters and the Partnership (on its behalf and, to the extent permitted by applicable law, on behalf of its unitholders and affiliates) waives all right to trial by jury in any action, proceeding or counterclaim (whether based upon contract, tort or otherwise) in any way arising out of or relating to this Agreement. The Partnership agrees that a final judgment in any such action, proceeding or counterclaim brought in any such court shall be conclusive and binding upon the Partnership, and may be enforced in any other courts to the jurisdiction of which the Partnership is or may be subject, by suit upon such judgment.

21.        Patriot Act. In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Companies, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients.

[Signature Pages Follow]

34

Please confirm that the foregoing correctly sets forth the agreement among the Partnership and the several Underwriters.

Very truly yours,

ENBRIDGE ENERGY PARTNERS, L.P.
By:	Enbridge Energy Management, L.L.C.,
as delegate of
Enbridge Energy Company, Inc.,
as General Partner

By:	/s/ Mark A. Maki
Name: Mark A. Maki
Title: President

Signature Page to Underwriting Agreement

Confirmed as of the date first above mentioned on behalf of the several Underwriters named in Schedule I hereto.

Deutsche Bank Securities Inc.

By:	/s/ Ben-Zion Smilchensky
Name: Ben-Zion Smilchensky
Title: Managing Director

By:	/s/ Christopher Gerry
Name: Christopher Gerry
Title: Director

BNP Paribas Securities Corp.

By:	/s/ Jim Turner
Name: Jim Turner
Title: Managing Director

Citigroup Global Markets Inc.

By:	/s/ Brian D. Bednarski
Name: Brian D. Bednarski
Title: Managing Director

MORGAN STANLEY & CO. LLC

By:	/s/ Michael Kochis
Name: Michael Kochis
Title: Executive Director

Signature Page to Underwriting Agreement

SCHEDULE I

The purchase price to be paid by the Underwriters to the Partnership for the Notes shall be 98.864% of the principal amount thereof for the 2020 Notes, 99.004% of the principal amount thereof for the 2025 Notes and 97.790% of the principal amount thereof for the 2045 Notes.

Name of Underwriter	Aggregate Principal Amount of 2020 Notes	Aggregate Principal Amount of 2025 Notes	Aggregate Principal Amount of 2045 Notes
Deutsche Bank Securities Inc.	$65,000,000	$65,000,000	$78,000,000
BNP Paribas Securities Corp.	$65,000,000	$65,000,000	$78,000,000
Citigroup Global Markets Inc.	$65,000,000	$65,000,000	$78,000,000
Morgan Stanley & Co. LLC	$65,000,000	$65,000,000	$78,000,000
Mizuho Securities USA Inc.	$40,000,000	$40,000,000	$48,000,000
SMBC Nikko Securities America, Inc.	$35,000,000	$35,000,000	$42,000,000
Mitsubishi UFJ Securities (USA), Inc.	$35,000,000	$35,000,000	$42,000,000
DNB Markets, Inc.	$35,000,000	$35,000,000	$42,000,000
Wells Fargo Securities, LLC	$30,000,000	$30,000,000	$36,000,000
Barclays Capital Inc.	$30,000,000	$30,000,000	$36,000,000
Credit Agricole Securities (USA) Inc.	$25,000,000	$25,000,000	$30,000,000
Bank of China Ltd.	$5,000,000	$5,000,000	$6,000,000
BB&T Capital Markets, a division of BB&T Securities, LLC	$5,000,000	$5,000,000	$6,000,000
Total	$500,000,000	$500,000,000	$600,000,000

I-1

SCHEDULE II

Final Term Sheet

Filed Pursuant to Rule 433

Registration No. 333-202292

October 1, 2015

ENBRIDGE ENERGY PARTNERS, L.P.

$500,000,000 4.375% Notes due 2020

$500,000,000 5.875% Notes due 2025

$600,000,000 7.375% Notes due 2045

Issuer:	Enbridge Energy Partners, L.P.
Note Type:	Senior Unsecured Notes
Pricing Date:	October 1, 2015
Settlement Date:	October 6, 2015 (T+3)
Principal Amount:	$500,000,000 aggregate principal amount of the 4.375% Notes due 2020 (the “2020 Notes”), $500,000,000 aggregate principal amount of the 5.875% Notes due 2025 (the “2025 Notes”) and $600,000,000 aggregate principal amount of the 7.375% Notes due 2045 (the “2045 Notes”)
Maturity Date:	2020 Notes – October 15, 2020 2025 Notes – October 15, 2025 2045 Notes – October 15, 2045
Benchmark Treasury:	2020 Notes – UST 1.375% due September 30, 2020 2025 Notes – UST 2.000% due August 15, 2025 2045 Notes – UST 3.000% due May 15, 2045
Benchmark Yield:	2020 Notes – 1.370% 2025 Notes – 2.046% 2045 Notes – 2.862%
Spread to Benchmark Treasury:	2020 Notes – + 312.5 basis points 2025 Notes – + 387.5 basis points 2045 Notes – + 462.5 basis points
Yield to Maturity:	2020 Notes – 4.495% 2025 Notes – 5.921% 2045 Notes – 7.487%
Coupon:	2020 Notes – 4.375% 2025 Notes – 5.875% 2045 Notes – 7.375%
Public Offering Price:	2020 Notes – 99.464% 2025 Notes – 99.654% 2045 Notes – 98.665%
Make-Whole Premium:	2020 Notes – + 50 basis points 2025 Notes – + 50 basis points 2045 Notes – + 50 basis points

II-1

Par Call:	2020 Notes - At any time on or after September 15, 2020 2025 Notes - At any time on or after July 15, 2025 2045 Notes - At any time on or after April 15, 2045
Interest Payment Period:	Semi-Annually
Interest Payment Dates:	April 15 and October 15, commencing April 15, 2016
Denominations:	$2,000 and integral multiples of $1,000 in excess thereof
CUSIP:	2020 Notes - 29250R AV8 2025 Notes - 29250R AW6 2045 Notes - 29250R AX4
ISIN:	2020 Notes - US29250RAV87 2025 Notes - US29250RAW60 2045 Notes - US29250RAX44
Joint Book-Running Managers:

Deutsche Bank Securities Inc.

BNP Paribas Securities Corp.

Citigroup Global Markets Inc.

Morgan Stanley & Co. LLC

Mizuho Securities USA Inc.

SMBC Nikko Securities America, Inc.

Mitsubishi UFJ Securities (USA), Inc.

DNB Markets, Inc.

Wells Fargo Securities, LLC

Barclays Capital Inc.

Credit Agricole Securities (USA) Inc.

Co-Managers:	Bank of China Ltd. BB&T Capital Markets, a division of BB&T Securities, LLC

* Note: A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time.

************************

The issuer has filed a registration statement (including a preliminary prospectus supplement and a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the preliminary prospectus supplement and the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC web site at http://www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling Deutsche Bank Securities Inc. toll free at 800-503-4611, BNP Paribas Securities Corp. toll free at 800-854-5674, Citigroup Global Markets Inc. toll free at 800-831-9146 or Morgan Stanley & Co. LLC toll free at 866-718-1649.

II-2

SCHEDULE IIIA

OPERATING SUBSIDIARIES

Wholly Owned Subsidiaries

Entity	Jurisdiction of Organization

Enbridge Operating Services, L.L.C.	Delaware

Enbridge Pipelines (Lakehead) L.L.C.	Delaware

Enbridge Pipelines (Ozark) L.L.C.	Delaware

Enbridge Pipelines (Wisconsin) Inc.	Wisconsin

Enbridge Rail (North Dakota) L.P.	Delaware

Enbridge Storage (Cushing) L.L.C.	Delaware

Enbridge Storage (North Dakota) L.L.C.	Delaware

Midcoast Holdings, L.L.C.	Delaware

Tri-State Holdings, LLC[1]	Michigan

Non-Wholly Owned Subsidiaries2

Bakken Pipeline Company LLC [3]	Delaware

Bakken Pipeline Company LP 4	Delaware

ELTM, L.P.	Delaware

Enbridge Energy, Limited Partnership[5]	Delaware

Enbridge Energy Marketing, L.L.C.	Delaware

Enbridge G & P (East Texas) L.P.	Texas

1 This entity is wholly owned by Series LH of Enbridge Energy, Limited Partnership. EEP is the direct or indirect owner of 100% of the Series LH partnership interests in Enbridge Energy, Limited Partnership.

2 Unless otherwise specified, non-wholly owned subsidiaries are direct or indirect subsidiaries of Midcoast Energy Partners, L.P. The Partnership’s ownership of Midcoast Energy Partners, L.P. is set forth in note 6 below.

3 This entity is 100% owned by North Dakota Pipeline Company LLC. See note 8 below regarding the Partnership’s ownership interests in North Dakota Pipeline Company LLC.

4 This entity is 100% (directly and indirectly) owned by North Dakota Pipeline Company LLC. See note 8 below regarding the Partnership’s ownership interests in North Dakota Pipeline Company LLC.

5 The Partnership owns, directly or indirectly, 100% of the Series LH partnership interests, 100% of the Series AC partnership interests, 25% of the Series EA partnership interests and 25% of the Series ME partnership interests of Enbridge Energy, Limited Partnership.

Schedule IIIA-1

Enbridge G & P (North Texas) L.P.	Texas

Enbridge G & P (Oklahoma) L.P.	Texas

Enbridge Gathering (North Texas) L.P.	Texas

Enbridge Holdings (Mississippi) L.L.C.	Delaware

Enbridge Holdings (Texas Systems) L.L.C.	Delaware

Enbridge Liquids Marketing (North Texas) L.P.	Delaware

Enbridge Marketing (North Texas) L.P.	Delaware

Enbridge Marketing (U.S.) L.L.C.	Delaware

Enbridge Marketing (U.S.) L.P.	Texas

Enbridge Partners Risk Management, L.P.	Delaware

Enbridge Pipelines (East Texas) L.P.	Texas

Enbridge Pipelines (North Texas) L.P.	Texas

Enbridge Pipelines (Oklahoma Transmission) L.L.C.	Delaware

Enbridge Pipelines (Texas Gathering) L.P.	Delaware

Enbridge Pipelines (Texas Intrastate) L.P.	Texas

Enbridge Pipelines (Texas Liquids) L.P.	Texas

H&W Pipeline, L.L.C.	Alabama

Midcoast Energy Partners, L.P.[6]	Delaware

Midcoast OLP GP, L.L.C.	Delaware

Midcoast Operating, L.P.[7]	Texas

North Dakota Pipeline Company LLC [8]	Delaware

6 The Partnership owns 51.9% of the limited partner interests and, through its ownership of Midcoast Holdings, L.L.C., owns 100% of the general partner interests of Midcoast Energy Partners, L.P.

7 The Partnership owns 48.4% of the limited partner interests of Midcoast Operating, L.P.

8 The Partnership owns 100% of Class A Units representing membership interests in North Dakota Pipeline Company LLC and 62.5% of the Class B Units representing membership interests in North Dakota Pipeline Company LLC.

Schedule IIIA-2

SCHEDULE IIIB

MATERIAL SUBSIDIARIES

(i)          Wholly Owned Subsidiaries

None.

(ii) Non-Wholly Owned Subsidiaries

Enbridge Energy, Limited Partnership	Delaware

Midcoast Operating, L.P.	Texas

North Dakota Pipeline Company LLC	Delaware

Schedule IIIB-1